UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

CYPRESSFIRST DELIVERS LETTER TO CYPRESS SEMICONDUCTOR INDEPENDENT DIRECTORS REGARDING ANNUAL MEETING OF STOCKHOLDERS

Calls on Directors to Be More Transparent About When Meeting Will Be Held and

About Record Date for Voting

CypressFirst Nominees Camillo Martino and Dan McCranie Present Clear Alternative to

Cypress Executive Chairman Ray Bingham and Lead Independent Director Eric Benhamou

SAN JOSE, C.A., March 22, 2017 — Camillo Martino and J. Daniel McCranie, nominees for election to the Cypress Semiconductor Corp. (NASDAQ: CY) (“Cypress” or “the Company”) Board of Directors at the 2017 Annual Meeting of Stockholders, and T.J. Rodgers, founder and former CEO of Cypress and the Company’s largest individual stockholder, (collectively “CypressFirst”) today delivered a letter to four of the five independent members of the Cypress Board of Directors regarding the Company’s lack of transparency about the date of the Annual Meeting. The full text of the letter follows:

To W. Steve Albrecht, O.C. Kwon, Wilbert Van Den Hoek and Michael S. Wishart

198 Champion Street

San Jose, California 95134

Attn: Corporate Secretary

Gentlemen:

We are pleased that stockholders will likely be able to have an election where the seven candidates that receive the most votes will be elected under the plurality exception to majority voting and that in future elections they may have proxy access as well. The rules of the Securities and Exchange Commission allow us to present a clear choice for stockholders: they can vote on the Gold proxy card for the four of you and CEO Hassane El-Khoury, as well as our two nominees, Camillo Martino and Dan McCranie, or they can vote the Cypress white card for all seven of the incumbent directors, including Ray Bingham and Eric Benhamou.

We are concerned that the Cypress Board is delaying the 2017 Annual Meeting of Cypress Stockholders and are writing to request that each of you take the steps necessary as a board in order to remain fully transparent with stockholders about how you will conduct the upcoming election of directors. This is crucial to assuring the free and fair election of directors that is paramount in our corporate system.

After we made our nominations but before the Board announced the consent solicitation to change the rules for this year’s election, the Board indicated that it planned to hold this year’s Annual Meeting on May 5, 2017, and that stockholders of record at the close of business on March 17, 2017, would be eligible to vote. Now the Board has taken some of the steps required to permit pushing back the record date by one month to April 18, 2017 – without specifying a new date for the Annual Meeting. We can see no reason why the Board should not establish a meeting date within the 13-month anniversary date of last year’s Annual Meeting, which was held on May 6, 2016, as provided under Delaware law, so that the meeting would take place in the normal month of May or at least by June 5, 2017. We also see no legitimate reason why the Board should not be transparent and announce that meeting date now.

Any attempts to delay the meeting, to delay announcing the date of that meeting – or even to make such a delay possible – raised troubling questions about the Board’s willingness to conduct a free and fair election.

While we had hoped to resolve this situation without a contest and without protracted litigation to get at the heart of the facts surrounding Mr. Bingham’s serious conflict of interest and compensation issues, we are under no illusions about the Cypress Board’s approach at this point. The Board is spending substantial sums of stockholder assets on litigation to prevent the disclosure of the truth about Mr. Bingham and his employment by Canyon Bridge, a private equity firm backed by the People’s Republic of China with clear designs on buying U.S. semiconductor companies. We can’t understand why the Board thinks this is a good use of corporate assets when it could simply provide the information.

Cypress stockholders deserve better. Why should stockholders continue to compensate Mr. Bingham as our second highest paid executive officer while he has another job that puts him in competition with Cypress on behalf of an entity backed by the People’s Republic of China? These are serious ethical and governance issues that you have the power to resolve without this fight or the expense of litigation. We strongly suggest that the Board either settle this matter quickly or announce the date of the Annual Meeting and the actual record date and let the stockholders decide.

We are willing to put our faith in the choice of fully informed Cypress stockholders. Remember one of Cypress’s Core Values is “We tell the truth and don’t make excuses.”

Very truly yours,

/s/ Camillo Martino	/s/ J. Daniel McCranie	/s/ T.J. Rodgers
Camillo Martino	J. Daniel McCranie	T.J. Rodgers

cc: Eric A. Benhamou, Ray Bingham and Hassane El-Khoury

For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting Mr. Rodgers in his solicitation of proxies:

105 Madison Avenue New York, New York 10016 CypressFirst@mackenziepartners.com Toll-Free (800) 322-2885

Additional Information and Where to Find It

T.J. Rodgers is the founding CEO of the Company. Rodgers, J. Daniel McCranie and Camillo Martino may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company and in connection with the solicitation of proxies to vote a consent on Cypress’ consent solicitation to eliminate cumulative voting in the election of directors (the “Cypress Consent Solicitation”). Rodgers has filed a definitive Consent Information Statement, stockholder letter and accompanying GOLD proxy card in connection with the Cypress Consent Solicitation (the “CypressFirst Consent Information Statement”). Rodgers, McCranie and Martino have also filed a preliminary proxy statement (the “CypressFirst Proxy Statement”) and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) in connection with his solicitation of proxies for the Annual Meeting.

Rodgers owns or controls voting of 8,727,619 shares of the Company’s common stock. McCranie and Martino own 25,000 and 10,000 shares, respectively, of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, are included in the CypressFirst Proxy Statement and may be included in other relevant documents to be filed with the SEC in connection with the Annual Meeting or the CypressFirst Consent Information Statement filed with the SEC in connection with the Cypress Consent Solicitation.

Promptly after filing the definitive CypressFirst Proxy Statement with the SEC, Rodgers, McCranie and Martino intend to mail the definitive CypressFirst Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE CYPRESSFIRST PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS, McCRANIE AND MARTINO HAVE FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

STOCKHOLDERS ARE ALSO URGED TO READ THE DEFINITIVE CYPRESSFIRST CONSENT INFORMATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RODGERS HAS FILED OR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain, free of charge, copies of the definitive CypressFirst Proxy Statement, the definitive CypressFirst Consent Information Statement and any other related documents filed by Rodgers with respect to the Company with the SEC in connection with the Annual Meeting or the Cypress Consent Solicitation at the SEC’s website (http://www.sec.gov). In addition, copies of such materials, when available, may be requested free of charge from Rodgers’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2855 or by email: CypressFirst@mackenziepartners.com.

Media Contacts

Abernathy MacGregor

Jeremy Jacobs / Sheila Ennis

212-371-5999 / 415-926-7961

JRJ@abmac.com

SBE@abmac.com

Investor Contacts

MacKenzie Partners

Daniel Burch / Larry Dennedy

212-929-5500

Dburch@mackenziepartners.com

ldennedy@mackenziepartners.com

About Camillo Martino

Camillo Martino has served as a member of the Board of Directors of MagnaChip Semiconductor Corp. since August 2016. Martino has served as a member of the Board of Directors of VVDN Technologies, a private company, since March 2016 and as Vice Chairman of the Board of Directors of SAI Technology, Inc., a private company, since April 2015. Previously, he served as director and CEO of Silicon Image, Inc.; COO at SAI Technology Inc.; and President, CEO and Director of Cornice Inc. He also served as Executive Vice President and COO of chipmaker Zoran Corporation. His career began at National Semiconductor Corporation, where he held multiple positions over a nearly 14-year tenure at the Company.

About J. Daniel McCranie

J. Daniel McCranie is currently Chairman at ON Semiconductor Corp. and previously served as Non-Executive Chairman at Freescale Semiconductor, Inc. He has served on the Board of Directors at Mentor Graphics Corp. since 2012. He served on the Board of Directors of Cypress Semiconductor Corp. from 2005 through 2014. He has served as Chairman of Actel Corporation, Chairman of Virage Logic, Inc, Chairman of Xicor Corporation, and Board Director of California Microdevices, Inc. McCranie was previously employed as Executive Vice President- Sales & Applications by Cypress Semiconductor Corp., President & Chief Executive Officer by Virage Logic Corp., Vice President-Sales & Marketing by Cypress Semiconductor Corp., and Chairman, President & Chief Executive Officer by SEEQ Technology, Inc.

About T.J. Rodgers

T.J. Rodgers co-founded Cypress Semiconductor Corporation in 1982 and served as the Company’s President and Chief Executive Officer until April 2016 and as a member of its Board of Directors until August 2016. He is a former chairman of the Semiconductor Industry Association (SIA) and SunPower Corp. and currently sits on the boards of directors of high-technology companies, including Bloom Energy (fuel cells), Enphase (solar energy electronics), WaterBit (precision agriculture) and Enovix (silicon lithium-ion batteries). He has been honored for his foundational support over a 20-year period of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and the California Association of African American Educators. Rodgers received his bachelor’s degree from Dartmouth College, graduating as salutatorian with majors in chemistry and physics. He received his master’s degree and Ph.D. in electrical engineering from Stanford University. While pursuing his Ph.D. degree, Rodgers invented the VMOS process technology, which he later licensed to American Microsystems, Inc.

4